Exhibit 10.2

AMENDMENT TO

2012 COVENTRY HEALTH CARE, INC.

EXECUTIVE MANAGEMENT INCENTIVE PLAN

This Amendment (the “Amendment”) to the 2012 Coventry Health Care, Inc. Executive Management Incentive Plan (the “Plan”) as adopted by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Coventry Health Care, Inc. (the “Company”) at a meeting held on January 26, 2012, is made as of November 14, 2012. All capitalized terms used and not defined herein have the meaning associated with such terms in the Plan.

WHEREAS, the Company’s shareholders have previously adopted the Coventry Health Care, Inc. Amended and Restated 2004 Incentive Plan (the “Incentive Plan”);

WHEREAS, the Board adopted that certain Amendment to Coventry Health Care, Inc. Amended and Restated 2004 Incentive Plan Amendment (the “Incentive Plan Amendment”) as of November 14, 2012;

WHEREAS, the Committee adopted the Plan to provide for the grant of Performance Awards to be administered under the Incentive Plan;

WHEREAS, the Plan provides for the payment of certain Incentive Awards upon the achievement of actual Performance Measurement in excess of Performance Thresholds that were established by the Committee with respect to the Company’s performance during the Company’s 2012 fiscal year;

WHEREAS, pursuant to Section 9.4 of the Incentive Plan, as amended, the Committee must certify in writing whether the performance targets applicable to the relevant Performance Award have been achieved prior to the payment thereof;

WHEREAS, pursuant to Section 8.2 of the Incentive Plan, the Committee has the authority to amend specific provisions of Performance Awards granted thereunder, as long as such amendments do not adversely affect existing Performance Awards;

WHEREAS, the Committee has determined that it is in the best interests of the Company and the participants under the Plan to amend the Plan to provide the Committee with the discretion to cause all or any portion of an Incentive Award granted pursuant to the Plan to be paid prior to the end of the performance period in the event the Committee is able to make the certification described in Section 9.4 of the Incentive Plan prior to such payment;

WHEREAS, the Committee has determined that such an amendment will not adversely affect existing Performance Awards;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. New Section 5(g) is hereby appended to the Plan:

(g) Payment. The Committee may provide for the payment of all or any part of a Incentive Award at any time following the date on which it certifies that the Performance Measurement has exceeded the applicable Performance Threshold in accordance with Section 9.4 of the Incentive Plan; provided, that all payments pursuant to the Performance Awards shall be made prior to March 15, 2013.

2. This Amendment shall be effective only for Performance Awards relating to the 2012 fiscal year of the Company.

3. Except as expressly modified in this Amendment, the terms and conditions of the Plan shall remain in full force and effect.